UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 7, 2013 (December 31, 2012)

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ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (610) 558-9800
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.
Effective as of December 31, 2012, Registrant's subsidiary, Endo Pharmaceuticals Inc. (“Endo”) and Novartis Consumer Health, Inc. (“Novartis Consumer Health”) mutually terminated Master Development and Toll Manufacturing Agreement dated May 3, 2001 between the parties (as amended, the “Manufacturing Agreement”). Pursuant to the Manufacturing Agreement, Novartis Consumer Health manufactured certain of Endo's commercial products and products in development. The Manufacturing Agreement was to terminate effective February 2014. The termination did not give rise to any early termination penalties.
In December 2011, Novartis Consumer Health's Lincoln, Nebraska manufacturing facility was temporarily shut down to facilitate its implementation of certain manufacturing process improvements. As a result, throughout the first half of 2012, Endo experienced short-term supply constraints of certain Endo analgesic products which had been manufactured at this facility prior to the shutdown. Novartis Consumer Health has agreed to reimburse Endo for certain out-of-pocket charges incurred by Endo as a result of such supply constraints.  Endo has made alternative arrangements for supply of certain of Endo's analgesic products which had been manufactured at the Nebraska facility prior to the shutdown.
The foregoing description of this termination agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed with the Securities and Exchange Commission as Exhibit 10.39.4 to the Registrant's annual report on Form 10-K for the period ended December 31, 2012.
Item 8.01.    Other Events.
On December 31, 2012, Endo and Novartis Consumer Health entered into a settlement agreement whereby the parties agreed to terminate the Manufacturing Agreement and to amend the License and Supply Agreement, dated as of March 4, 2008, among Endo, Novartis Consumer Health and Novartis AG (as amended, “License and Supply Agreement”), pursuant to which Endo obtained the exclusive U.S. marketing rights for the prescription medicine Voltaren® Gel, the first topical prescription treatment for use in treating pain associated with osteoarthritis.
The amendment reduced the minimum number of face-to-face one-on-one discussions with physicians and other healthcare practitioners for the promotion of Voltaren® Gel required to be conducted by Endo during each year of the License and Supply Agreement, as well as the minimum amount of annual advertising and promotional expenses required to be spent by Endo on the commercialization of Voltaren® Gel during each year of the License and Supply Agreement. The amendment also reduced the supply price of Voltaren® Gel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: January 7, 2013